Exhibit 99.1

Biovest Defines Role of BiovaxID® Personalized Cancer Vaccine in Journal of Clinical Oncology

TAMPA, FL and MINNEAPOLIS, MN – November 22, 2011 – Biovest International, Inc. (OTCQB: “BVTI”), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”), today reported that its correspondence to the Editor was published in the November 2011 issue of the Journal of Clinical Oncology (JCO), defining the role of BiovaxID® as a safe and effective personalized cancer vaccine for the treatment of certain B-cell subtypes of non-Hodgkin’s lymphoma. This letter, authored by Biovest along with leading clinical oncologists from the MD Anderson Cancer Center and the Abramson Cancer Center at the University of Pennsylvania, explains that BiovaxID is a non-immunosuppressive consolidation therapy and highlights the urgent and unmet need for an autologous active immunotherapy for the treatment of follicular lymphoma.

The letter, titled, “Idiotype Vaccination as Consolidation Therapy: Time for Integration into Standard-of-Care for Follicular Lymphoma?”, concludes that BiovaxID offers a non-immunosuppressive alternative or potentially complementary approach to rituximab maintenance or radio-immunotherapy as a consolidation therapy for follicular lymphoma in first remission. By its mechanism of action, BiovaxID should eliminate the risk of the development of rituximab resistance. The publication notes that BiovaxID represents a potentially novel option for consolidation therapy that is safe and effective, unlikely to interfere with future therapies, and potentially increases the utility of other therapies. Because of its mode of action, safety, efficacy, and targeted nature, BiovaxID represents a nearly ideal consolidation agent for follicular lymphoma.

To access the entire letter as published in JCO, please visit the Media Center at the Biovest corporate website or visit the JCO website at: http://jco.ascopubs.org/content/early/2011/10/31/JCO.2011.38.6094.full.pdf+html?sid=c31d46b3-c61f-4036-8ae6-cb5fe5f6121a

As previously reported, Biovest has started the process of conducting BiovaxID pre-filing clinical meetings with Health Canada, the European Medicines Agency (EMA) and U.S. FDA with the first agency meeting to occur before year-end. Biovest intends to pursue any and all regulatory avenues to reach agreements for submissions of BiovaxID marketing applications at the earliest time point feasible.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.